EXHIBIT 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC Worldwide Reports Fourth Quarter and Full-Year Results for 2016

Fourth quarter results include Operating Income of $14.9 million and Adjusted EBITDA of $57.7 million

Year-end debt balance is the lowest in eleven years

OVERLAND PARK, Kan., February 6, 2017 — YRC Worldwide Inc. (NASDAQ: YRCW) reported consolidated operating revenue for fourth quarter 2016 of $1.148 billion and consolidated operating income of $14.9 million, which included a $3.4 million gain on property disposals. As a comparison, for the fourth quarter 2015, the Company reported consolidated operating revenue of $1.143 billion and a consolidated operating loss of $15.3 million, which included a non-union pension settlement charge of $28.7 million and a $0.4 million loss on property disposals.

Consolidated operating revenue for the year ended December 31, 2016 was $4.698 billion with consolidated operating income of $124.3 million, which included a $14.6 million gain on property disposals. This compares to full-year 2015 consolidated operating revenue of $4.832 billion with consolidated operating income of $93.0 million, which included the settlement charge referenced above and a $1.9 million loss on property disposals.

In January 2017 the Company completed an amendment to its Term Loan Credit Agreement to adjust the leverage ratio covenant from the first quarter of 2017 through the fourth quarter of 2018, to reduce uncertainty regarding its ongoing compliance with that covenant.

Financial Highlights

•	Fourth quarter 2016 operating income was $14.9 million compared to a loss of $15.3 million in 2015. The fourth quarter 2015 results included the $28.7 million non-union pension settlement charge. The full-year 2016 operating income increased to $124.3 million, an improvement of $31.3 million compared to 2015.

•	On a non-GAAP basis, the Company generated Adjusted EBITDA of $57.7 million in fourth quarter 2016 for an Adjusted EBITDA margin of 5.0% compared to $66.0 million and 5.8% in the prior year comparable quarter (as detailed in the reconciliation below). Consolidated Adjusted EBITDA for full-year 2016 was $297.5 million with an adjusted EBITDA margin of 6.3% compared to $333.3 million and 6.9% in 2015.

•	The total debt-to-Adjusted EBITDA ratio for fourth quarter 2016 was 3.40 times compared to 3.25 times for fourth quarter 2015. This complied with the 3.50 maximum total leverage ratio covenant as of December 31, 2016 under the Term Loan Credit Agreement.

•	Reinvestment in the business continued in 2016 with $100.6 million in capital expenditures and new operating leases for revenue equipment with a capital value equivalent of $152.5 million, for a total of $253.1 million. This is equal to 5.4% of operating revenue for 2016 and represents a $13.4 million increase over the $239.7 million invested in 2015. Tractors, trailers and technology were the primary investments during the quarter.

Operational Highlights

•	The consolidated operating ratio for fourth quarter 2016 was 98.7 compared to 101.3 for the same period in 2015. YRC Freight’s operating ratio was 100.0 compared to 102.9 in fourth quarter 2015 and the Regional segment improved its operating ratio by 160 basis points to 96.1.

•	For full-year 2016, improved yield from continued pricing discipline contributed to a consolidated operating ratio of 97.4 compared to 98.1 in 2015. YRC Freight improved its operating ratio by 120 basis points to 98.2 while the Regional segment reported a 95.3 operating ratio compared to 95.2 in 2015.

•	Fourth quarter 2016 tonnage per day increased 1.9% at YRC Freight with no change at the Regional segment compared to fourth quarter 2015.

•	At YRC Freight, excluding fuel surcharge, fourth quarter 2016 revenue per shipment increased 0.5% and revenue per hundredweight decreased by 1.5% when compared to the same period in 2015. Including fuel surcharge, revenue per shipment increased 0.2% and revenue per hundredweight decreased by 1.8%.

•	At the Regional segment, excluding fuel surcharge, fourth quarter 2016 revenue per shipment increased 0.9% and revenue per hundredweight increased 0.3% when compared to the fourth quarter 2015. Including fuel surcharge, revenue per shipment increased 1.0% and revenue per hundredweight increased 0.4%.

•	With a continued focus on safety, fourth quarter 2016 liability claims expense decreased by $13.8 million and workers’ compensation expense decreased by $3.1 million compared to fourth quarter 2015.

Liquidity Update

•	At December 31, 2016, the company had cash and cash equivalents and Managed Accessibility (as defined in the company’s most recently filed periodic reports on Forms 10-K and 10-Q) under its ABL facility totaling $181.1 million compared to $209.3 million as of December 31, 2015.

•	For the full-year 2016, cash provided by operating activities was $103.1 million compared to $140.8 million in 2015.

“In the fourth quarter 2016, year-over-year tonnage per day was up at YRC Freight and flat at the Regional segment,” said James Welch, chief executive officer at YRC Worldwide. “However, YRC Freight’s year-over-year revenue per hundredweight declined which impacted its ability to offset cost increases during the quarter. Our pricing strategy remains focused on profitability while delivering award-winning customer service. Overall, we believe pricing discipline in the LTL space remains stable,” stated Welch.

“During the quarter we used our liquidity position to pay down a portion of the term loan, further derisking the balance sheet and reducing long-term debt to the lowest level since 2005. The term loan amendment allows us to maintain our focus on running the business and positioning the Company for long-term success.

“Despite the soft industrial conditions and lower fuel surcharge revenue during the year, we reported the highest full-year operating income since 2006. We also increased our capital value equivalent investments, including technology and new tractors and trailers for the fifth consecutive year. Until we see a stronger freight environment it is critical that our investments and self-help actions drive improvements,” concluded Welch.

Key Segment Information – fourth quarter 2016 compared to fourth quarter 2015

YRC Freight	2016	2015	Percent Change(b)
Workdays	61.0	61.5
Operating revenue (in millions)	$730.3	$733.7	(0.5)%
Operating loss (in millions)	$(0.1)	$(21.4)	NM (a)
Operating ratio	100.0	102.9	2.9pp
Total tonnage per day (in thousands)	24.92	24.46	1.9%
Total shipments per day (in thousands)	40.86	40.92	(0.1)%
Total picked up revenue per hundredweight incl FSC	$23.48	$23.91	(1.8)%
Total picked up revenue per hundredweight excl FSC	$21.16	$21.48	(1.5)%
Total picked up revenue per shipment incl FSC	$286	$286	0.2%
Total picked up revenue per shipment excl FSC	$258	$257	0.5%
Total weight/shipment (in pounds)	1,220	1,196	2.0%

Regional Transportation	2016	2015	Percent Change(b)
Workdays	60.5	59.5
Operating revenue (in millions)	$418.0	$409.2	2.2%
Operating income (in millions)	$16.4	$9.5	72.2%
Operating ratio	96.1	97.7	1.6pp
Total tonnage per day (in thousands)	29.60	29.59	0.0%
Total shipments per day (in thousands)	39.92	40.13	(0.5)%
Total picked up revenue per hundredweight incl FSC	$11.64	$11.59	0.4%
Total picked up revenue per hundredweight excl FSC	$10.49	$10.46	0.3%
Total picked up revenue per shipment incl FSC	$173	$171	1.0%
Total picked up revenue per shipment excl FSC	$156	$154	0.9%
Total weight/shipment (in pounds)	1,483	1,475	0.6%

Key Segment Information – full-year 2016 compared to full-year 2015

YRC Freight	2016	2015	Percent Change(b)
Workdays	252.5	251.5
Operating revenue (in millions)	$2,958.9	$3,055.7	(3.2)%
Operating income (in millions)	$53.2	$18.0	NM (a)
Operating ratio	98.2	99.4	1.2pp
Total tonnage per day (in thousands)	24.64	25.43	(3.1)%
Total shipments per day (in thousands)	41.06	42.35	(3.0)%
Total picked up revenue per hundredweight incl FSC	$23.49	$23.71	(0.9)%
Total picked up revenue per hundredweight excl FSC	$21.30	$21.01	1.3%
Total picked up revenue per shipment incl FSC	$282	$285	(1.0)%
Total picked up revenue per shipment excl FSC	$256	$252	1.3%
Total weight/shipment (in pounds)	1,200	1,201	(0.1)%

Regional Transportation	2016	2015	Percent Change(b)
Workdays	252.0	251.5
Operating revenue (in millions)	$1,739.3	$1,776.9	(2.1)%
Operating income (in millions)	$81.3	$85.4	(4.8)%
Operating ratio	95.3	95.2	(0.1	)pp
Total tonnage per day (in thousands)	30.10	30.71	(2.0)%
Total shipments per day (in thousands)	40.84	41.33	(1.2)%
Total picked up revenue per hundredweight incl FSC	$11.47	$11.52	(0.4)%
Total picked up revenue per hundredweight excl FSC	$10.42	$10.26	1.6%
Total picked up revenue per shipment incl FSC	$169	$171	(1.2)%
Total picked up revenue per shipment excl FSC	$154	$152	0.8%
Total weight/shipment (in pounds)	1,474	1,486	(0.8)%

(a)	Not Meaningful
(b)	Percent change based on unrounded figures and not the rounded figures presented

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Monday, February 6, 2017, beginning at 4:30 p.m. ET.

A live audio webcast of the conference call and presentation slides will be available on YRC Worldwide Inc.’s website www.yrcw.com. A replay of the webcast will also be available at www.yrcw.com.

Non-GAAP Financial Measures

EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense. Adjusted EBITDA (defined in our credit facilities as Consolidated EBITDA) is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring professional fees, nonrecurring consulting fees, expenses associated with certain lump sum payments to our union employees and gains or losses from permitted dispositions and discontinued operations, among other items, as defined in the company’s credit facilities. EBITDA and Adjusted EBITDA are used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities and to pay certain executive bonus compensation. However, these financial measures should not be construed as better measurements than net income, as defined by generally accepted accounting principles (GAAP).

EBITDA and Adjusted EBITDA have the following limitations:

•	EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or fund principal payments on our outstanding debt;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, nonrecurring consulting fees, letter of credit fees, service interest or principal payments on our outstanding debt or fund our lump sum payments to our IBT employees required under the ratified Memorandum of Understanding;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although Adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA as secondary measures. The company has provided reconciliations of its non-GAAP measures, EBITDA and Adjusted EBITDA, to GAAP net income and operating income (loss) within the supplemental financial information in this release.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation): our level of indebtedness; our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness, cash interest and lease and pension funding requirements; the impact of restrictive covenants in the documents governing of existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; our holding company structure that makes us dependent on the ability of our subsidiaries to distribute funds to us; the uncertainty in the overall economy; business risks, including expense volatility, including (without limitation) volatility due to changes in purchased transportation service or pricing for purchased transportation; competition and competitive pressure on pricing; labor relations; our obligations to multi-employer health, welfare and pension plans; our exposure to self-insurance claims expense and higher insurance costs; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health, as well as state and federal labor laws; the costs of complying with environmental regulations and our exposure to liabilities for violations of such laws; terrorist attack; the impact of claims and litigation to which we are or may become exposed; the success of our management team in continuing with its strategic plan and operational and productivity initiatives; our ability to attract and retain qualified drivers; our dependence on our information technology systems in our network operations and the production of accurate information, as well as the risk of system failure, inadequacy or security breach; risks associated with doing business in foreign countries; our dependence on the services of key employees; inclement weather and seasonality; fuel shortages, changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; volatility in the price of our common stock; the dilutive effects of future issuances of our common stock; our intention not to pay dividends; our ability to issue preferred stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. Collectively, YRC Worldwide companies have one of the largest, most comprehensive LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Tony Carreño
913-696-6108 investor@yrcw.com

Media Contact:	Mike Kelley
916-696-6121 mike.kelley@yrcw.com
SOURCE:	YRC Worldwide

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	December 31,	December 31,
	2016	2015

	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$136.7	$173.8
Restricted amounts held in escrow	126.7	58.8
Accounts receivable, net	448.7	427.4
Prepaid expenses and other	68.7	74.4

Total current assets	780.8	734.4

PROPERTY AND EQUIPMENT:
Cost	2,787.0	2,822.8
Less - accumulated depreciation	(1,916.4)	(1,885.5)

Net property and equipment	870.6	937.3

Intangibles, net	27.2	40.4
Restricted amounts held in escrow	12.3	63.4
Deferred income taxes, net	24.9	23.0
Other assets	54.2	80.9

Total assets	$1,770.0	$1,879.4

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$160.6	$161.1
Wages, vacations, and employee benefits	191.0	195.1
Deferred income taxes, net	24.9	23.0
Other current and accrued liabilities	168.6	178.4
Current maturities of long-term debt	16.8	15.9

Total current liabilities	561.9	573.5

OTHER LIABILITIES:
Long-term debt, less current portion	980.3	1,046.5
Deferred income taxes, net	3.6	3.7
Pension and postretirement	358.2	339.9
Claims and other liabilities	282.2	295.2
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.3
Capital surplus	2,319.2	2,312.6
Accumulated deficit	(2,217.8)	(2,239.3)
Accumulated other comprehensive loss	(425.2)	(360.3)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(416.2)	(379.4)

Total liabilities and shareholders’ deficit	$1,770.0	$1,879.4

STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (LOSS)

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	Three Months		Twelve Months
	2016	2015	2016	2015
OPERATING REVENUE	$1,148.3	$1,142.7	$4,697.5	$4,832.4

OPERATING EXPENSES:
Salaries, wages and employee benefits	690.5	719.6	2,823.1	2,868.2
Operating expenses and supplies	203.4	200.3	799.1	878.4
Purchased transportation	144.6	130.1	553.6	561.1
Depreciation and amortization	40.3	40.1	159.8	163.7
Other operating expenses	58.0	67.5	252.2	266.1
(Gains) losses on property disposals, net	(3.4)	0.4	(14.6)	1.9

Total operating expenses	1,133.4	1,158.0	4,573.2	4,739.4

OPERATING INCOME (LOSS)	14.9	(15.3)	124.3	93.0

NONOPERATING EXPENSES:
Interest expense	25.5	26.4	103.4	107.6
Other, net	(2.8)	(2.7)	(3.7)	(10.2)

Nonoperating expenses, net	22.7	23.7	99.7	97.4

INCOME (LOSS) BEFORE INCOME TAXES	(7.8)	(39.0)	24.6	(4.4)
INCOME TAX EXPENSE (BENEFIT)	(0.3)	(15.5)	3.1	(5.1)

NET INCOME (LOSS)	(7.5)	(23.5)	21.5	0.7
OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX	(67.8)	69.6	(64.9)	72.5

COMPREHENSIVE INCOME (LOSS)	$(75.3)	$46.1	$(43.4)	$73.2

AVERAGE COMMON SHARES OUTSTANDING - BASIC	32,472	32,134	32,416	31,736
AVERAGE COMMON SHARES OUTSTANDING - DILUTED	32,472	32,134	33,040	32,592

EARNINGS (LOSS) PER SHARE - BASIC	$(0.23)	$(0.73)	$0.66	$0.02
EARNINGS (LOSS) PER SHARE - DILUTED	$(0.23)	$(0.73)	$0.65	$0.02

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	2016	2015
OPERATING ACTIVITIES:
Net income	$21.5	$0.7
Noncash items included in net income:
Depreciation and amortization	159.8	163.7
Equity-based compensation and employee benefits expense	21.0	24.4
Non-union pension settlement charge	—	28.7
Deferred income tax benefit, net	(0.4)	(9.8)
(Gains) losses on property disposals, net	(14.6)	1.9
Other noncash items, net	6.1	0.4
Changes in assets and liabilities, net:
Accounts receivable	(21.0)	40.7
Accounts payable	(1.1)	(11.1)
Other operating assets	10.5	(6.1)
Other operating liabilities	(78.7)	(92.7)

Net cash provided by operating activities	103.1	140.8

INVESTING ACTIVITIES:
Acquisition of property and equipment	(100.6)	(108.0)
Proceeds from disposal of property and equipment	35.1	17.5
Restricted escrow receipts	112.1	41.9
Restricted escrow deposits	(128.9)	(75.0)
Proceeds from disposal of equity method investment, net	14.6	—
Other, net	—	2.2

Net cash used in investing activities	(67.7)	(121.4)

FINANCING ACTIVITIES:
Repayment of long-term debt	(70.7)	(16.7)
Debt issuance costs	(1.8)	—

Net cash used in financing activities	(72.5)	(16.7)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(37.1)	2.7

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	173.8	171.1

CASH AND CASH EQUIVALENTS, END OF PERIOD	$136.7	$173.8

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(90.2)	$(104.5)
Letter of credit fees paid	(8.5)	(8.8)
Income tax payments, net	(6.8)	(6.2)
Debt redeemed for equity consideration	—	17.9

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months			Twelve Months
	2016	2015	%	2016	2015	%
Operating revenue:
YRC Freight	$730.3	$733.7	(0.5)	$2,958.9	$3,055.7	(3.2)
Regional Transportation	418.0	409.2	2.2	1,739.3	1,776.9	(2.1)
Other, net of eliminations	—	(0.2)		(0.7)	(0.2)

Consolidated	1,148.3	1,142.7	0.5	4,697.5	4,832.4	(2.8)

Operating income (loss):
YRC Freight	(0.1)	(21.4)		53.2	18.0
Regional Transportation	16.4	9.5		81.3	85.4
Corporate and other	(1.4)	(3.4)		(10.2)	(10.4)

Consolidated	$14.9	$(15.3)		$124.3	$93.0

Operating ratio:
YRC Freight	100.0%	102.9%		98.2%	99.4%
Regional Transportation	96.1%	97.7%		95.3%	95.2%
Consolidated	98.7%	101.3%		97.4%	98.1%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION			Debt Issue
As of December 31, 2016	Par Value	Discount	Costs	Book Value
Term Loan	$638.5	$(2.7)	$(8.6)	$627.2
ABL Facility (a)	—	—	—	—
Secured Second A&R CDA	28.7	—	(0.2)	28.5
Unsecured Second A&R CDA	73.2	—	(0.4)	72.8
Lease financing obligations	269.9	—	(1.3)	268.6

Total debt	$1,010.3	$(2.7)	$(10.5)	$997.1

			Debt Issue
As of December 31, 2015	Par Value	Discount	Costs	Book Value
Term Loan	$686.0	$(4.3)	$(12.7)	$669.0
ABL Facility (b)	—	—	—	—
Secured Second A&R CDA	44.7	—	(0.3)	44.4
Unsecured Second A&R CDA	73.2	—	(0.5)	72.7
Lease financing obligations	278.0	—	(1.7)	276.3

Total debt	$1,081.9	$(4.3)	$(15.2)	$1,062.4

Our total leverage ratio for the four consecutive fiscal quarters ended December 31, 2016 was 3.40 to 1.00.

(a)	Managed Accessibility was $44.4M.
(b)	Managed Accessibility was $35.5M.

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
	2016	2015	2016	2015
Reconciliation of net income to Adjusted EBITDA:
Net income (loss)	$(7.5)	$(23.5)	$21.5	$0.7
Interest expense, net	25.4	26.2	103.0	107.1
Income tax expense (benefit)	(0.3)	(15.5)	3.1	(5.1)
Depreciation and amortization	40.3	40.1	159.8	163.7

EBITDA	57.9	27.3	287.4	266.4
Adjustments for Term Loan Agreement:
(Gains) losses on property disposals, net	(3.4)	0.4	(14.6)	1.9
Letter of credit expense	1.7	2.2	7.7	8.8
Restructuring professional fees	—	—	—	0.2
Nonrecurring consulting fees	—	—	—	5.1
Permitted dispositions and other	1.2	0.1	3.0	0.4
Equity-based compensation expense	1.3	2.0	7.3	8.5
Amortization of ratification bonus	—	4.5	4.6	18.9
Loss on extinguishment of debt	—	—	—	0.6
Non-union pension settlement charge	—	28.7	—	28.7
Other, net (a)	(1.0)	0.8	2.1	(6.2)

Adjusted EBITDA	$57.7	$66.0	$297.5	$333.3

Operating revenue	$1,148.3	$1,142.7	$4,697.5	$4,832.4
Adjusted EBITDA margin	5.0%	5.8%	6.3%	6.9%

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Twelve Months
Adjusted EBITDA by segment:	2016	2015	2016	2015
YRC Freight	$20.8	$36.8	$140.1	$167.2
Regional Transportation	35.2	30.2	156.5	165.9
Corporate and other	1.7	(1.0)	0.9	0.2

Adjusted EBITDA	$57.7	$66.0	$297.5	$333.3

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Twelve Months Ended December 31

(Amounts in millions)

(Unaudited)

	Three Months		Twelve Months
YRC Freight segment	2016	2015	2016	2015
Reconciliation of operating income to Adjusted EBITDA:
Operating income (loss)	$(0.1)	$(21.4)	$53.2	$18.0
Depreciation and amortization	22.4	22.6	90.3	93.1
(Gains) losses on property disposals, net	(3.7)	0.2	(15.7)	1.9
Letter of credit expense	1.1	1.5	5.0	6.1
Nonrecurring consulting fees	—	—	—	5.1
Amortization of ratification bonus	—	2.9	3.0	12.2
Non-union pension settlement charge	—	28.7	—	28.7
Other, net (a)	1.1	2.3	4.3	2.1

Adjusted EBITDA	$20.8	$36.8	$140.1	$167.2

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Twelve Months
Regional Transportation segment	2016	2015	2016	2015
Reconciliation of operating income to Adjusted EBITDA:
Operating income	$16.4	$9.5	$81.3	$85.4
Depreciation and amortization	17.9	17.5	69.5	70.7
Losses on property disposals, net	0.2	0.2	1.1	0.2
Letter of credit expense	0.5	0.6	2.5	2.1
Amortization of ratification bonus	—	1.6	1.6	6.7
Other, net (a)	0.2	0.8	0.5	0.8

Adjusted EBITDA	$35.2	$30.2	$156.5	$165.9

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

	Three Months		Twelve Months
Corporate and other	2016	2015	2016	2015
Reconciliation of operating loss to Adjusted EBITDA:
Operating loss	$(1.4)	$(3.4)	$(10.2)	$(10.4)
Depreciation and amortization	—	—	—	(0.1)
(Gains) losses on property disposals, net	0.1	—	—	(0.2)
Letter of credit expense	0.1	0.1	0.2	0.6
Restructuring professional fees	—	—	—	0.2
Permitted dispositions and other	1.2	0.1	3.0	0.4
Equity-based compensation expense	1.3	2.0	7.3	8.5
Other, net (a)	0.4	0.2	0.6	1.2

Adjusted EBITDA	$1.7	$(1.0)	$0.9	$0.2

(a)	As required under our Term Loan Agreement, other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA.

YRC Worldwide Inc.

Segment Statistics

Quarterly Comparison

	YRC Freight
				Y/Y	Sequential
	4Q16	4Q15	3Q16	% (b)	% (b)
Workdays	61.0	61.5	64.0
Total picked up revenue (in millions) (a)	$713.8	$719.5	$763.6	(0.8)	(6.5)
Total tonnage (in thousands)	1,520	1,504	1,620	1.0	(6.2)
Total tonnage per day (in thousands)	24.92	24.46	25.31	1.9	(1.5)
Total shipments (in thousands)	2,493	2,517	2,678	(1.0)	(6.9)
Total shipments per day (in thousands)	40.86	40.92	41.84	(0.1)	(2.3)
Total picked up revenue/cwt.	$23.48	$23.91	$23.57	(1.8)	(0.4)
Total picked up revenue/cwt. (excl. FSC)	$21.16	$21.48	$21.31	(1.5)	(0.7)
Total picked up revenue/shipment	$286	$286	$285	0.2	0.4
Total picked up revenue/shipment (excl. FSC)	$258	$257	$258	0.5	0.1
Total weight/shipment (in pounds)	1,220	1,196	1,210	2.0	0.8

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$730.3	$733.7	$777.9
Change in revenue deferral and other	(16.5)	(14.2)	(14.3)

Total picked up revenue	$713.8	$719.5	$763.6

	Regional Transportation
				Y/Y	Sequential
	4Q16	4Q15	3Q16	% (b)	% (b)
Workdays	60.5	59.5	63.0
Total picked up revenue (in millions) (a)	$417.1	$408.2	$443.6	2.2	(6.0)
Total tonnage (in thousands)	1,791	1,761	1,914	1.7	(6.4)
Total tonnage per day (in thousands)	29.60	29.59	30.38	0.0	(2.5)
Total shipments (in thousands)	2,415	2,388	2,622	1.2	(7.9)
Total shipments per day (in thousands)	39.92	40.13	41.62	(0.5)	(4.1)
Total picked up revenue/cwt.	$11.64	$11.59	$11.59	0.4	0.5
Total picked up revenue/cwt. (excl. FSC)	$10.49	$10.46	$10.49	0.3	0.1
Total picked up revenue/shipment	$173	$171	$169	1.0	2.1
Total picked up revenue/shipment (excl. FSC)	$156	$154	$153	0.9	1.7
Total weight/shipment (in pounds)	1,483	1,475	1,460	0.6	1.6

(a) Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$418.0	$409.2	$443.7
Change in revenue deferral and other	(0.9)	(1.0)	(0.1)

Total picked up revenue	$417.1	$408.2	$443.6

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.

YRC Worldwide Inc.

Segment Statistics

YTD Comparison

	YRC Freight
			Y/Y
	2016	2015	% (b)
Workdays	252.5	251.5
Total picked up revenue (in millions) (a)	$2,922.7	$3,033.4	(3.7)
Total tonnage (in thousands)	6,221	6,396	(2.7)
Total tonnage per day (in thousands)	24.64	25.43	(3.1)
Total shipments (in thousands)	10,368	10,651	(2.7)
Total shipments per day (in thousands)	41.06	42.35	(3.0)
Total picked up revenue/cwt.	$23.49	$23.71	(0.9)
Total picked up revenue/cwt. (excl. FSC)	$21.30	$21.01	1.3
Total picked up revenue/shipment	$282	$285	(1.0)
Total picked up revenue/shipment (excl. FSC)	$256	$252	1.3
Total weight/shipment (in pounds)	1,200	1,201	(0.1)

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$2,958.9	$3,055.7
Change in revenue deferral and other	(36.2)	(22.3)

Total picked up revenue	$2,922.7	$3,033.4

	Regional Transportation
			Y/Y
	2016	2015	% (b)
Workdays	252.0	251.0
Total picked up revenue (in millions) (a)	$1,740.7	$1,776.5	(2.0)
Total tonnage (in thousands)	7,585	7,708	(1.6)
Total tonnage per day (in thousands)	30.10	30.71	(2.0)
Total shipments (in thousands)	10,291	10,375	(0.8)
Total shipments per day (in thousands)	40.84	41.33	(1.2)
Total picked up revenue/cwt.	$11.47	$11.52	(0.4)
Total picked up revenue/cwt. (excl. FSC)	$10.42	$10.26	1.6
Total picked up revenue/shipment	$169	$171	(1.2)
Total picked up revenue/shipment (excl. FSC)	$154	$152	0.8
Total weight/shipment (in pounds)	1,474	1,486	(0.8)

(a)	Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$1,739.3	$1,776.9
Change in revenue deferral and other	1.4	(0.4)

Total picked up revenue	$1,740.7	$1,776.5

(a)	Does not equal financial statement revenue due to revenue adjustments for shipments in transit and the impact of other revenue for YRC Freight.
(b)	Percent change based on unrounded figures and not the rounded figures presented.